                                                                  Exhibit 11.(b)

               GREEN TREE FINANCIAL CORPORATION AND SUBSIDIARIES
               -------------------------------------------------

                COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE
                -----------------------------------------------
                                  (unaudited)

                                    Nine Months Ended September 30
                                    ------------------------------
                                         1996            1995
                                    --------------  --------------

Net earnings                         $227,302,000    $184,478,000
                                     ============    ============

Weighted average number of
  common and common equivalent
  shares outstanding:
   Weighted average common
    shares outstanding                136,826,427     136,555,149
   Dilutive effect of stock
    options after application
    of treasury-stock method            3,651,104       3,647,413
                                     ------------    ------------
                                      140,477,531     140,202,562
                                     ============    ============

Earnings per share                   $       1.62    $       1.32
                                     ============    ============



                                    Three Months Ended September 30
                                    -------------------------------
                                         1996            1995
                                     ------------    ------------

Net earnings                         $ 85,518,000    $ 72,037,000
                                     ============    ============

Weighted average number of
 common and common equivalent
 shares outstanding:
  Weighted average common
   shares outstanding                 137,329,239     137,042,732
  Dilutive effect of stock
   options after application
   of treasury-stock method             4,135,900       3,767,705
                                     ------------    ------------
                                      141,465,139     140,810,437
                                     ============    ============

Earnings per share                   $        .60    $        .51
                                     ============    ============

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